As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Finch Therapeutics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	82-3433558
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

(617) 229-6499

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Smith, Ph.D.

Chief Executive Officer

Finch Therapeutics Group, Inc.

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

(617) 229-6499

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Ryan S. Sansom Courtney T. Thorne Cooley LLP 500 Boylston Street, 14th Floor Boston, Massachusetts 02116 (617) 937-2300	Joseph D. Vittiglio Finch Therapeutics Group, Inc. 200 Inner Belt Road, Suite 400 Somerville, Massachusetts 02143 (617) 229-6499	Edwin M. O’Connor Seo Salimi Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-253622)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	1,437,500	$17.00	$24,437,500	$2,667

(1)

Represents only the number of shares being registered pursuant to this Registration Statement, which includes 187,500 shares that the underwriters have the option to purchase, and are in addition to the 7,187,500 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-253622), which included 937,500 shares that the underwriters have the option to purchase.

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $122,187,500 on a Registration Statement on Form S-1 (File No. 333-253622), which was declared effective by the Securities and Exchange Commission on March 18, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $24,437,500 is hereby registered, which includes the additional shares that the underwriters have the option to purchase.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Finch Therapeutics Group, Inc. (the “Registrant”) by 1,437,500 shares, 187,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-253622), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on March 18, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-253622), filed by the Registrant on February 26, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Somerville, Massachusetts, on the 18th day of March, 2021.

FINCH THERAPEUTICS GROUP, INC.

By:	/s/ Mark Smith
Mark Smith, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Smith Mark Smith, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2021

/s/ Gregory D. Perry Gregory D. Perry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2021

* Chris Shumway	Director	March 18, 2021

* Domenic Ferrante	Director	March 18, 2021

* Nicholas Haft	Director	March 18, 2021

* Christian Lange	Director	March 18, 2021

* Jeffery A. Smisek	Director	March 18, 2021

* Jo Viney, Ph.D.	Director	March 18, 2021

*By:	/s/ Mark Smith
Mark Smith, Ph.D. Attorney-in-fact